SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 17, 2007

Achievers Magazine Inc.
(Exact name of Company as specified in charter)

Nevada	333-114564	98-0550699
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Achievers Magazine Inc.
c/o Xinghe Yongle Carbon Co., Ltd.
787 Xicheng Wai
Chengguantown
Xinghe County
Inner Mongolia, China
Telephone: (86) 474-7209723
(Address of principal executive offices)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 - 9725
E-mail: alevitsky@srff.com

Achievers Magazine Inc.
200 Cambie Street; Suite 400
Vancouver, B.C. V6B 2M9
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

On December 17, 2007, Achievers Magazine Inc. completed the transactions pursuant to a share exchange agreement, dated as of December 14, 2007, with Sincere Investment (PTC), Ltd., a British Virgin Islands corporation, which is the sole stockholder of Talent International Investment Limited, a British Virgin Islands corporation, which is the sole stockholder of Xinghe Yongle Carbon Co., Ltd. (“Yongle”), a company organized under the laws of the Peoples’ Republic of China (the “PRC”). Pursuant to the share exchange agreement, Sincere transferred to us all of the capital stock of Talent in exchange for 9,388,172 shares of our common stock, which were issued to Sincere. As a result, Talent became our wholly-owned subsidiary and our business became the business of Sincere and its affiliated companies.

Talent owns 100% of the stock of Yongle, which is a wholly foreign-owned enterprise under the laws of the PRC. Yongle is a party to a series of contractual arrangements with Xinghe Xingyong Carbon Co., Ltd., a corporation organized under the laws of the People’s Republic of China (the “Xingyong”), and its two stockholders, Dengyong Jin and Benhua Du, which are described under “Contractual Agreements with Xingyong.” Throughout this Form 8-K, Talent, Yongle and Xingyong are sometimes collectively referred to as the “Xingyong Group.”

The transaction by which we acquired Talent is referred to as the reverse acquisition.

In describing our business, the terms “we,” “us,” and “our” and words of like import refer to the Xingyong Group unless the context indicates otherwise. References to Achievers relate to the business conducted by Achievers prior to the reverse acquisition.

Stock Distribution

On December 17, 2007, the board of directors approved a 1.6-for-one stock distribution pursuant to which each share of common stock became converted into 1.6 shares of common stock. This stock distribution will become effective on or about December 27, 2007. All references to shares and per share information, including the conversion ratios, in this Form 8-K give effect to the stock distribution.

Reverse Acquisition and Related Transactions

Pursuant to the exchange agreement, we issued 9,388,172 shares of common stock to Sincere in exchange for 100% of the common stock of Talent. As a result of this transaction and the other transactions described below, Sincere owned approximately 76.8% of the Company’s outstanding common stock.

In connection with the acquisition of Talent, on December 17, 2007:

(a)
We entered into a buy-back agreement dated December 14, 2007, with Arto Tavukciyan and Lyndon Grove pursuant to which we purchased 5,344,000 shares of common stock from them. Mr. Tavukciyan and Mr. Grove were, at the time of the agreement, the holders of 65.4% of our outstanding common stock. Pursuant to the buy-back agreement:

●
We agreed to pay a purchase price of $700,000 for the shares, for which we issued our promissory note in the principal amount of $700,000, payable in installments of $350,000 on each of March 31, 2008 and June 30, 2008.

●	We agreed to pay a finders’ fee of $100,000 to Ventana Capital Partners, payable in installments of $50,000 on each of March 31, 2008 and June 30, 2008.

●	We placed 1,000,000 of the shares of common stock that we purchased in escrow, and the shares are subject to release from escrow under the following conditions:

●
If by March 31, 2008, we shall not have made both the first $350,000 payment due pursuant to the note and the first payment of $50,000 to Ventana, the escrow agent shall release 400,000 shares to the Sellers and 100,000 shares to Ventana.

●
If, by March 31, 2008, we shall have made both the first $350,000 payment due pursuant to the note and the first payment of $50,000 to Ventana, the escrow agent shall deliver 500,000 shares to us for cancellation.

●
If by June 30, 2008, we shall not have made both the second $350,000 payment due pursuant to the note and the second payment of $50,000 to Ventana, the escrow agent shall release 400,000 shares to the Sellers and 100,000 shares to Ventana.

●
If, by June 30, 2008, we shall have made both the second $350,000 payment due pursuant to the note and the second payment of $50,000 to Ventana, the escrow agent shall deliver 400,000 shares to us for cancellation.

●
If the escrow agent is required to deliver some or all of the shares from escrow to the sellers and Ventana and if the market price for our common stock during the ten trading days preceding March 31, 2008 or June 30, 2008, as the case may be, is less than $.80 per share, we are required to deliver additional shares. The number of additional shares shall be determined by multiplying the number of shares to be delivered on such date by $0.80 per share and dividing the result by the market price and subtracting from that number the shares held in escrow that are to be delivered at that time.

●
If, prior to June 30, 2008, we issue shares of common stock at a price which is less than $1.20 per share, we are required to deliver additional shares to the escrow agent. The number of additional shares as shall be determined by multiplying the number of shares of common stock then held in escrow by a fraction, the numerator of which is the number of shares sold by us at a price which is less than $1.20 per share and the denominator of which is 13,000,000. For example, if there are 1,000,000 shares in escrow and we sell 2,600,000 shares at a price which is less than $1.20, we would issue 200,000 shares of common stock to the escrow agent.

●	Achiever’s transferred all of the stock of its wholly-owned subsidiary, Achievers Publishing Inc., a British Columbia corporation, to Mr. Tavukciyan.

(b)
We entered into a securities purchase agreement dated December 14, 2007 with XingGuang Investment Corporation Limited (“XingGuang”) pursuant to which XingGuang purchased, for $1,200,000, our 3% promissory note in the principal amount of $1,200,000, which, upon the filing of a restated certificate of incorporation and a statement of designation for the series A preferred stock, as described below, becomes automatically converted into 1,200,499 shares of series A convertible preferred stock and warrants to purchase 3,000,000 shares of common stock at $1.20 per share and 3,000,000 shares of common stock at $2.00 per share. The purchase price of the note is payable in installments. At the closing, XingGuang paid $183,000 to cover closing costs at the closing and prior to the closing, XingGuang has paid at least $217,000 of expenses relating to the reverse acquisition on our behalf. XingGuang is to pay a total of $800,000 in two installments of $400,000 each, the first being due on March 31, 2008 and the second being due on June 30, 2008. Prior to filing the restated certificate of incorporation and a statement of designation, the note may be converted into 1,200,499 shares of common stock and warrants to purchase 3,000,000 shares of common stock at $1.20 per share and 3,000,000 shares of common stock at $2.00 per share.

(c)	Arto Tavukciyan and Lyndon Grove resigned from all positions as officers and directors, and they elected Lizhong Gao as director.

The certificate of designation for the series A preferred stock is to provide that:

●	Each share of series A preferred stock is convertible into one share of common stock, at a conversion price of $1.00, subject to adjustment.

●
While the series A preferred stock is outstanding, if we issue common stock at a price or warrants or other convertible securities at a conversion or exercise price which is less then the conversion price then in effect, the conversion price shall be adjusted on a formula basis.

●
While the Series A Preferred Stock is outstanding, without the approval of the holders of 75% of the outstanding shares of Series A Preferred Stock, we may not pay cash dividends or other distributions of cash, property or evidences of indebtedness, and we shall not redeem any shares of Common Stock.

●	No dividends are payable with respect to the series A preferred stock.

●
Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the series A preferred stock are entitled to a preference of $1.00 per share before any distributions or payments may be made with respect to the common stock or any other class or series of capital stock which is junior to the series A preferred stock upon voluntary or involuntary liquidation, dissolution or winding-up. In the event that the XingGuang fails to make any of the payments due pursuant to the securities purchase agreement, the amount of the total liquidation payments shall be reduced by the amount of the shortfall.

●
The holders of the series A preferred stock have no voting rights. However, so long as any shares of series A preferred stock are outstanding, we shall not, without the affirmative approval of the holders of 75% of the outstanding shares of series A preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the series A preferred stock or alter or amend the certificate of designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the series A preferred stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the series A preferred stock, (c) amend our articles of incorporation or other charter documents in breach of any of the provisions thereof, (d) increase the authorized number of shares of series A preferred stock, or (e) enter into any agreement with respect to the foregoing.

The warrants have terms of five years, and expire December 3, 2012. The warrants provide a cashless exercise feature; however, the holders of the warrants may not make a cashless exercise prior to December 17, 2006 and thereafter the holders may make a cashless exercise only if the underlying shares are not covered by an effective registration statement.

Pursuant to the securities purchase agreement:

●
Our directors approved an restatement of our articles of incorporation which would change our corporate name to China Carbon Graphite Group, Inc., change our authorized capital stock to 120,000,000 shares of capital stock, of which 20,000,000 shares would be shares of preferred stock, par value $.001 per share, and 100,000,000 shares would be shares of common stock, par value $.001 per share, and include a statement of designations of the rights of the holders of the series A preferred stock.

●
The Company agreed that, within 90 days after the closing on December 17, 2007, it would have appointed such number of independent directors that would result in a majority of our directors being independent directors and we would have an audit committee composed solely of at least three independent directors and a compensation committee would have a majority of independent directors. The Company is required to pay liquidated damages (i) if the Company fails to have a majority of independent directors 90 days after the closing or (ii) thereafter, if the Company subsequently fails to meet these requirements for a period of 60 days for an excused reason, as defined in the purchase agreement, or 75 days for a reason which is not an excused reason. Liquidated damages are payable in cash or additional shares of series A preferred stock, with the series A preferred stock being valued at the market price of the shares of common stock issuable upon conversion of the series A preferred stock. The liquidated damages are computed in an amount equal to 12% per annum of the purchase price, with a maximum of $144,000.

●
The Company and XingGuang entered into a registration rights agreement pursuant to which we are required to have a registration statement filed with the SEC by March 16, 2008 and declared effective by the SEC not later than August 13, 2008. We are required to pay liquidated damages at the rate of 200 shares of series A preferred stock for each day after August 13, 2008 that the registration statement is not declared effective or for any period that we fail to keep the registration statement effective, up to a maximum of 100,000 shares. The number of shares of series A preferred stock issuable pursuant to the liquidated damages provision is subject to reduction based on the maximum number of shares that can be registered under the applicable SEC guidelines.

●	XingGuang has a right of refusal on future financings.

Contemporaneously with the transactions described above, seven investors purchased 1,751,900 shares of common stock from a group of our stockholders in a private purchase. This purchase, while separate from the reverse acquisition, was a condition to our consummation of the exchange agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10SB.

Part I

Item 1. Description of Business

Summary

On December 17, 2007, we acquired the stock of Talent pursuant to the exchange agreement.

As a result of the reverse acquisition, our principal business became the business of Xingyong, which is the manufacture of products manufactured from graphite. Our main products are graphite electrodes, fine grain graphite and high purity graphite. Graphite electrode is a conducting material used for electric arc furnaces in the manufacture of steel and smelting alloy steel, brown alumina, yellow phosphorus, or other metals. Fine grain graphite is widely smelting for colored metals and rare-earth metal smelting as well as the manufacture of molds. High purity graphite is used in metallurgy, mechanical industry, aviation, electronic, atomic energy, chemical industry, food industry and a variety of other fields.

Corporate History

We were incorporated in Nevada under the name Achievers Magazine Inc. on February 13, 2003.  By a share purchase agreement dated March 31, 2003, we acquired all of the stock of Achievers Publishing Inc. from Arto Tavukciyan and John Plaschinski by issuing 1,344,000 shares of common stock to Mr. Tavukciyan and 160,000 shares of its common stock to Mr. Plaschinski. On December 17, 2007, in connection with the reverse acquisition, we transferred all of the stock in Achievers Publishing to Mr. Tavukciyan. Achievers Publishing publishes the magazine “Achievers Magazine.”

Xinghe Xingyong Carbon Co., Ltd. was organized under the laws of the PRC in December 2001. Xingyong’s business was formerly operated as a state-owned enterprise. The business was reorganized under the laws of the PRC as a limited liability company named Xinghe Xingzhi Carbon Co., Ltd. In December 2001, Mr. Jin and Mr. Du organized Xingyong to acquire the business of Xinghe Xingzhi Carbon Co., Ltd. by paying $7,510,000, which was funded by Mr. Jin, and assuming bank loans in the amount of $2,970,000.

Talent was incorporated under the laws of the British Virgin Islands on February 1. 2007, and Talent formed Yongle as a wholly foreign owned enterprise under the laws of the PRC on September 18, 2007.

Under the laws of the PRC, we cannot acquire Xingyong directly. As a result, Yongle entered into a series of agreements with Xingyong which we believe give us effective control over the business of Xingyong. Our relationships with Xingyong and its stockholders are governed by a series of contractual arrangements between Yongle and Xingyong, the operating company in the PRC. These agreements are described under “Contractual Agreements with Xingyong.”

Our executive offices are located c/o Xinghe Yongle Carbon Co., Ltd., 787 Xicheng Wai, Chengguantown, Xinghe County, Inner Mongolia, China, and our telephone number is (86) 474-7209723. Our website is www.xyts.com. Information on our website or any other website is not a part of this report.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believes are immaterial may also impair our business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our new organizational structure makes it difficult for us to evaluate our future business prospects.

Prior to December 17, 2007, our business was operated by Xingyong. Under the present structure, although there is no change is personnel, we have agreements with Xingyong pursuant to which we manage and derive the profit from Xingyong’s business by providing the exclusive supporting services from Yongle to Xingyong. It is possible that the change in our business structure may impair our ability to operate our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75. The policy announced in this notice required PRC residents to register with the local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (i) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (ii) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; (iii) covering the use of existing offshore entities for offshore financings; (iv) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (v) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We believe we comply with the applicable regulations. The owner of Xingyong, Dengyong Jin, was not a stockholder of Talent. Talent’s sole stockholder was not a resident of the PRC. We cannot assure you that, if challenged by government agencies, the structure of our organization has fully complied with all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Since the revenue we generate from Xingyong is subject to annual negotiation, our profitability may be determined by our chief executive officer.

Pursuant to the business operations agreement between Yongle and Xingyong, Xingyong is to make 80%-100% revenue and profit payments to Yongle based upon annual negotiation. Dengyong Jin is our chief executive officer as well as the principal stockholder of Xingyong. As a result, Mr. Jin will have the power to determine the percentage of Xingyong’s revenue or profit that is payable to us.

Our principal stockholder has the power to control our business.

Our principal stockholder, Sincere, owns 71% of our common stock as of December 20, 2007. As a result, Sincere has the ability to elect all of our directors and to approve any action requiring stockholder action, without the vote of any other stockholders.

If our lenders demand payment when our notes are due, we may have difficulty in making payments, which could impair our ability to continue in business.

At September 30, 2007, we had outstanding bank loans of $5.4 million and other loans of $665,000, all of which are due in June 2008. In addition, we owed $4.5 million to our chief executive officer and principal stockholder of Xingyong, Dengyong Jin which is payable on demand. These loans exceed our working capital, which was $6.2 million at September 30, 2007. Further, our current assets are principally accounts receivable ($3.8 million) and inventory ($13.8 million). As a result, if the lenders demand payment when due, we may not be able to raise the necessary cash to enable us to pay the loans from working capital and we cannot assure you that we will be able to obtain financing from other sources. The bank loans are secured by a lien on our fixed assets and land use rights. If we were unable to pay the loans, either from our cash or from funds obtained from other sources, or if the bank foreclosed on the collateral, we would be unable to continue in business.

Because we may require additional financing to expand our operations, our failure to obtain necessary financing may impair our operations.

At September 30, 2007, we had working capital of approximately $6.2 million. Since we have no credit facilities, the only funding presently available to us is cash flow from operations. Our capital requirements in connection with the development of our business are significant. During the nine months ended September 30, 2007, we spent approximately $1.7 million for the purchase of fixed assets for our business, of which $1.35 million was used to purchase land use rights and $350,000 was used to purchase equipment. We will continue to require additional funds for working capital, to continue research, development and testing of our technologies and products, and to market our products and to make the payments totaling $800,000 in connection with the reverse acquisition. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Our failure to obtain any required financing could impair our ability to both serve our existing clients base and develop new clients and could result in both a decrease in revenue and a loss.

To the extent that we require financing, the absence of an active public market for our common stock, the terms of our December 2007 private placement and the number of outstanding warrants and the exercise price and other terms on which we may issue common stock upon exercise of the warrants, it may be difficult for us to raise additional equity capital if required for our present business or for any planned expansion. We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price and could result in a reduction of the conversion price of the series A preferred stock. Further, since this investor in our December 2007 private placement has a right of first refusal with respect to future financings, this right may affect our ability to obtain financing from other sources.

Because our products are marketed both in the domestic and international markets, we are subject to both domestic and international competition.

We face competition from both Chinese companies and from international companies, many of which are better known and have greater financial resources than we have. Many of the international companies, in particular, have longer operating histories and have more established relationships with customers and end users. Three of our international competitors also may have a greater ability to attract and retain users than we do because they are engaged in major markets of general industrial products and cutting edge technology fields. If our competitors are successful in providing similar or better graphite products or make their services easier to access, we could experience a decline in demand for our products.

Because the end users of graphite products seek products that incorporate the latest technological development, including increased thickness and purity, our failure to offer such products could impair our ability to market our products.

Our products are either used in the manufacturing process for other products, particularly metals, or for incorporation in products or processes. The end users typically view factors as both the purity of the graphite and the thickness of graphite rods as key factors in making a decision as to which products to purchase. Accordingly, our failure or inability to offer products manufactured with the most current manufacturing technology could impair our ability to make sales.

Because we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

We do not maintain any business insurance, including insurance against property damage or general or product liability. To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process.  If funding is available, we intend to increase the scope of our operations and acquire complimentary businesses.  Implementing our business plan will require significant additional funding and resources.  If we grow our operations, we will need to hire additional employees and make significant capital investments.  If we grow our operations, it will place a significant strain on our management and our resources.  If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce.  Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

An increase in the cost of raw materials will affect sales and revenues.

Any increase in the prices of raw materials will affect the price at which we can sell our product. We have no long term supply contracts, so the prices at which we purchase raw materials are based on the market price at the time. If we are not able to raise our prices to pass on increased costs, we would be unable to maintain our margins.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and continue to experience, rapid growth in our operations, which has placed, and will continue to place, significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in China and other countries in which our products are sold. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We depend on third parties to market our products in the international market.

Although the market for graphite products is international, most of our products are sold to companies in the PRC. We do not have any offices outside of the PRC, and we depend on other companies to market our products in the international market. As a result, we are dependent upon third parties, over which we have no control, to develop and implement an international marketing effort. Any problems encountered by these third parties, including potential violations of laws of the PRC or other countries, may affect their ability to sell our products which would, in turn, affect our net sales.

Because our contracts are individual purchase orders and not long-term agreements, the results of our operations can vary significantly from quarter to quarter.

We sell our products pursuant to purchase orders and we do not have long-term contracts with any customers. As a result, we must continually seek new customers for our products and seek to obtain follow-up and increased orders from existing customers. As a result, we cannot assure you that we have a continuing stream of revenue from any contract. Our failure to generate new business on an ongoing basis would materially impair our ability to operate profitably.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors.

We rely on energy and transportation services or others in providing products and services to our users, and any failure or interruption in the services and products provided by these third parties could harm our ability to operate our business and damage our reputation.

Our systems are also heavily reliant on the availability of electricity. If we were to experience a major power outage, we would have to rely on back-up generators. These back-up generators may not operate properly and their fuel supply could be inadequate during a major power outage. This could result in a disruption of our business.

If we fail to obtain all required licenses, permits, or approval, we may be unable to expand our operations.

Before we can develop certain products, we must obtain a variety of approvals from local and municipal governments. There no assurance that we will be able to obtain all required licenses, permits, or approvals from government authorities. If we fail to obtain all required licenses, permits or approvals, we may be unable to expand our operations.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

Although we have no present plans for any acquisitions, in the event that we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired products, services or operations;

●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

●	the difficulty of incorporating acquired rights or products into our existing business;

●	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

●	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

●	the effect of any government regulations which relate to the business acquired;

●
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We may be required to pay liquidated damages if we do not register shares of common stock issuable upon conversion of series A preferred stock or warrants issued in the December 2007 private placement or if we do not have a board consisting of a majority of independent directors.

The registration rights agreement which we executed in connection with the December 2007 private placement requires us to file a registration statement with the SEC by March 16, 2008 and have the registration statement declared effective by the SEC not later than August 13, 2008. We are required to pay liquidated damages at the rate of 200 shares of series A preferred stock for each day after August 13, 2008 that the registration statement is not declared effective or for any period that we fail to keep the registration statement effective, up to a maximum of 100,000 shares.

The securities purchase agreement relating to the December 2007 private placement requires us to pay liquidated damages (i) if we fail to have a majority of independent directors 90 days after the closing or (ii) thereafter, if we subsequently fail to meet these requirements for a period of 60 days for an excused reason, as defined in the purchase agreement, or 75 days for a reason which is not an excused reason. Liquidated damages are payable in cash or additional shares of series A preferred stock.

Because the holder of our warrants have cashless exercise rights, we may not receive proceeds from the exercise of the outstanding warrants if the underlying shares are not registered.

The holders of our warrants issued in our December 2007 private placement have cashless exercise rights, which provide them with the ability to receive common stock with a value equal to the appreciation in the stock price over the exercise price of the warrants being exercised. This right is not exercisable prior to December 17, 2008 and thereafter it is only exercisable if the underlying shares are not subject to an effective registration statement. To the extent that the holders exercise the cashless exercise rights, we will not receive any proceeds on exercise of warrants.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

●	the amount of government involvement;

●	the level of development;

●	the growth rate;

●	the control of foreign exchange; and

●	the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the Chinese government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of Renminbi against U.S. dollar, which is continuing. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the Chinese government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. As a portion of our costs and expenses is denominated in Renminbi, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any of our dividends payable on our ordinary shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

All of our revenues and most of our expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our ordinary shares. Under China’s existing foreign exchange regulations, we are able to pay dividends in foreign currencies, without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, we cannot assure you that that the Chinese government will not take further measures in the future to restrict access to foreign currencies for current account transactions.

If our favorable tax treatment is overturned, we may be subject to significant penalties.

On March 16, 2007, the PRC’s National People’s Congress passed a new corporate income tax law, which will become effective on January 1, 2008. This new income tax unifies the corporate income tax rate of domestic enterprise and foreign investment enterprises to 25%. Preferential tax treatments will continue to be granted to entities that are classified as “high and new technology enterprises strongly supported by the State” or conduct business in sectors that are encouraged by the PRC’s National People’s Congress. This new tax law, however, does not clearly define the requirements or criteria for receiving these preferential tax treatments. Because clear implementation and requirement rules or guidelines for the new tax law have not yet been promulgated, we cannot assure you that our Wuhan, China subsidiary will maintain its preferential tax status.

For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration in accordance with regulations to be issued by the State Council, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the new tax law. While the new tax law equalizes the income tax rates for foreign companies and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether foreign companies or domestic companies.

In addition, according to the Enterprise Income Tax Law and its implementation rules, effective January 1, 2008, any dividends payable to us by our Yongle will be subject to the PRC withholding tax at the rate of 10%. Currently, any such dividends are not subject to any PRC withholding tax. If Yongle pays any dividends to us in the future, our consolidated results of operations and the amount of dividends we pay to our stockholders may be adversely affected.

The new tax law provides only a framework of the enterprise tax provisions. Even with the promulgation of its implementation rules, the new tax law still leaves many details on the definitions of numerous terms as well as the interpretation and specific application of various provisions unclear and unspecified.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our stockholders.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the government of the China may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of the China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, all lands are state owned and leased to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

A downturn in the economy of China may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business.

Because Chinese law governs almost all of our material agreements, we may not be able to enforce our legal rights within China or elsewhere, which could result in a significant loss of business, business opportunities, or capital.

Chinese law governs almost all of our material agreements. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China. The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States.  The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

Substantially all of our assets will be located in the PRC and our officers and our present directors reside outside of the United States.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the Federal securities laws.

We may have difficulty establishing adequate management, legal and financial controls in China, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

China historically has not followed Western style management and financial reporting concepts and practices, and its access to modern banking, computer and other control systems has been limited.  Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China in these areas. As a result of these factors, we may experience difficulty in establishing the required controls and instituting business practices that meet Western standards, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times. If we are unable to establish the required controls, market makers may be reluctant to make a market in our stock and investors may be reluctant to purchase our stock, which would make it difficult for you to sell any shares of common stock that you may own or acquire.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

Risks Related to Ownership of our Common Stock

The trading price for our common stock has been and may continue to be volatile

The market price of our common stock has experienced fluctuations and may continue to fluctuate significantly. The market price of our common shares may be adversely affected by various factors, including enforcement of existing laws, innovation and technological changes, the emergence of new competitors, the perception of desirability of investing in Chinese companies, quarterly variations in revenue and results of operations, speculation in the press or analyst community and general market conditions or market conditions specific to particular industries.

There is a limited market for our common stock, which may make it difficult for you to sell your stock.

Our common stock trades on the OTCBB under the symbol “ACMZ.” There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

We are required to amend our articles of incorporation to provide for a class of preferred stock and to give our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock and the certificate of designation relating to the series A preferred stock restricts our ability to issue additional series of preferred stock, we may issue such shares in the future. Without the consent of the holders of 75% of the outstanding shares of series A preferred stock, we may not alter or change adversely the rights of the holders of the series A preferred stock or increase the number of authorized shares of series A preferred stock, create a class of stock which is senior to or on a parity with the series A preferred stock, amend our certificate of incorporation in breach of these provisions or agree to any of the foregoing.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

If our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
●
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The issuance of shares through our stock compensation plans may dilute the value of existing stockholders and may affect the market price of our stock.

Although we do not have an option or other equity-based incentive plan at present, in the future we may use stock options, stock grants and other equity-based incentives, to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted all of these measures. We are not in compliance with requirements relating to the distribution of annual and interim reports, the holding of stockholders meetings and solicitation of proxies for such meeting and requirements for stockholder approval for certain corporate actions, including the issuance of common stock. Thus, there is no restriction on our issuing common stock or preferred stock without the consent of the holders of our common stock. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we will be required to include a management report on internal controls over financial reporting in our Form 10-KSB annual report for our current fiscal year, and we will be required to include an auditor’s report on internal controls over financial reporting thereafter. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. We have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, in order for us to be in compliance at the end of the fiscal year, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

Because of our cash requirements and restrictions in our preferred stock purchase agreement, we may be unable to pay dividends.

In view of the cash requirements of our business, we expect to use any cash flow generated by our business to finance our operations and growth. Further, we are prohibited from paying dividends on our common stock while the series A preferred stock is outstanding.

Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

Although we do not make projections relating to our future operating results, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

The issuance and sale of the common stock issuable upon conversion of the series A preferred stock and exercise of the warrants could result in a change of control.

If we issue all of the shares of common stock issuable upon conversion of the series A preferred stock and exercise of the warrants, the 7,200,499 shares of common stock so issuable would constitute approximately 37% of our then outstanding common stock. The percentage would increase to the extent that we are required to issue any additional shares of common stock become upon conversion of the series A preferred stock pursuant to the anti-dilution and adjustment provisions and pursuant to the liquidated damages provision of the registration rights agreement. Any sale of all or a significant percentage of those shares to a person or group could result in a change of control.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements. Such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation our ability to obtain the necessary financing for our operations, our ability to market our products in new markets and to offer products at competitive pricing, our ability to attract and retain management, and to integrate and maintain technical information and develop products using technological advances, our compliance with laws and regulations of the PRC, the effects of currency policies and fluctuations, general economic conditions and other factors described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Our Business

We manufacture graphite products, principally graphite electrodes, fine grain graphite and high purity graphite. Graphite electrode is a conducting material used for electric arc furnaces in the manufacture of steel and smelting alloy steel, brown alumina, yellow phosphorus, or other metals. Fine grain graphite is widely smelting for colored metals and rare-earth metal smelting as well as the manufacture of molds. High purity graphite is used in metallurgy, mechanical industry, aviation, electronic, atomic energy, chemical industry, food industry and a variety of other fields. Graphite is an important material for the construction of both historical and modern nuclear reactor power plants as it is considered one of the purest materials manufactured at industrial scale and it retains its properties (including strength) at high temperatures. At present we have the technology to produce nuclear grade graphite and already successfully produce samples. The different products have different degrees of density, strength, purity and wear resistance.

Contractual Agreements with Xingyong Carbon

Prior to the reverse acquisition our business was conducted by Xingyong. Xingyong is a separate corporation organized under the laws of the PRC and is owned by Dengyong Jin. Under the laws of the PRC, we cannot acquire Xingyong directly. However, under PRC laws, either Yongle or Talent can directly acquire Xingyong as long as they have sufficient capital. As a result, Yongle entered into a series of agreements with Xingyong which we believe give us effective control over the business of Xingyong. The business described in this Form 8-K is the business that was conducted by Xingyong prior to the reverse merger.

Our relationships with Xingyong and its stockholders are governed by a series of contractual arrangements between Yongle and Xingyong, the operating company in the PRC. Under PRC laws, Xingyong is an independent legal person and is not exposed to liabilities incurred by the other parties. Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC. On December 14, 2007, we entered into the following contractual arrangements:

Operations Agreement

Pursuant to the business operations agreement, a business relationship has been established between Yongle and Xingyong by entering into an exclusive technical consulting and services agreement, under which Xingyong is to make 80%-100% revenue and profit payments to Yongle based upon annual negotiation, and subsequently the daily operation of Xingyong will have a material impact on its payment capacity to Yongle. In order to ensure Xingyong’s performance of the agreements between Yongle and Xingyong and all its obligations to Yongle, the shareholders of Xingyong jointly confirmed and agreed that Xingyong will not conduct any transaction which may materially affect its assets, obligations, rights or the company’s operation unless a prior written consent from Yongle or a third party appointed by Yongle has been obtained.

Option Agreement

Pursuant to the option agreement, Yongle was granted an exclusive option to purchase from Dengyong Jin and Benhua Du all of their equity interests in Xingyong at the lowest price permitted by PRC laws applicable at the time of exercise of such option right. Yongle was granted the option right immediately after the execution of the option agreement, and such option right cannot be revoked or amended during the term of the Agreement. Yongle may exercise part or full option anytime during the term of the option agreement. The option agreement has a term of 10 years.

Share Pledge Agreement

Under the share pledge agreement, Dengyong Jin Benhua Du pledged 100% of their equity interest in Xingyong to Yongle to guarantee Xingyong’s performance of its obligations under all other related agreements by and between Yongle and Xingyong. Neither Dengyong Jin, Benhua Du or Xingyong may transfer any of the pledged shares without the permission of Yongle.

Exclusive Technical and Consulting Services Agreement

Under the exclusive technical and consulting services agreement between Yongle and Xingyong, Yongle agrees to provide relevant technical consulting and services to Xingyong and Xingyong shall not accept any other technical consulting and services from any third party without the consent of Yongle. In addition, Yongle shall be the sole and exclusive owner of all rights, title, interests and intellectual property rights arising from the performance of the exclusive technical and consulting services agreement. The parties to the agreement also agree to take reasonable measures to protect and maintain the confidentiality of any confidential data and information that may be disclosed to or acquired by them in connection to them in the exclusive consulting and services provided therein.

Industrial Uses of Graphite

Graphite is considered to be the purest form of carbon. We manufacture our graphite products by using a high temperature process whereby the heavy hydrocarbons are broken down into simpler molecules. The resulting product provides us with a pure grade of carbon which we use to make our products. Graphite is valued for its good conductivity of heat and electricity and high refractoriness. The utility of graphite is dependent largely upon its type.

There are three principal types of natural graphite, each occurring in different types of ore deposit:

●	Crystalline flake graphite (or flake graphite for short) occurs as isolated, flat, plate-like particles with hexagonal edges if unbroken and when broken the edges can be irregular or angular.

●
Amorphous graphite occurs as fine particles and is the result of thermal metamorphism of coal, the last stage of coalification, and is sometimes called meta-anthracite. Very fine flake graphite is sometimes called amorphous in the trade.

●
Lump graphite (also called vein graphite) occurs in fissure veins or fractures and appears as massive platy intergrowths of fibrous or acicular crystalline aggregates, and is probably hydrothermal in origin.

We use crystalline flake graphite and amorphous graphite, and we do not use lump graphite.

All grades of graphite, especially high grade amorphous and crystalline graphite having colloidal property (i.e., they remain in suspension in oil) are used as lubricants. Graphite has an extraordinarily low co-efficient of friction under most working conditions. This property is invaluable in lubricants. It diminishes friction and tends to keep the moving surface cool. Dry graphite as well as graphite mixed with grease and oil is utilized as a lubricant for heavy and light bearings. Graphite grease is used as a heavy-duty lubricant where high temperatures may tend to remove the grease.

The flake type graphite is found to possess extremely low resistivity to electrical conductance. The electrical resistivity decreases with the increase of flaky particles. The bulk density decreases progressively as the particles become the mixture has more flaky particles. Because of this property in flake graphite, it finds a large use in the manufacture of carbon electrodes, plates and brushes required in the electrical industry and dry cell batteries. In the manufacture of plates and brushes, however, flake graphite has been replaced to some extent by synthetic, amorphous, crystalline graphite and acetylene black. Graphite electrodes serve to give conductivity to the mass of manganese dioxide used in dry batteries.

Graphite crucibles are manufactured by pressing a mixture of graphite, clay and sand and fixing the pressed article at a high temperature. They are used for melting non-ferrous metals, especially brass and aluminum. Coarse-grained flake graphite from Malagasy is regarded as standard for crucible manufacture.

Flake graphite containing 80-85% carbon is used for crucible manufacture; 93% carbon and above is preferred for the manufacture of lubricants, and graphite with 40 to 70% carbon is utilized for foundry facings. Natural graphite, refined or otherwise pure, having a carbon content not less than 95% is used in the manufacture of carbon rods for dry battery cells.

Currently, artificially prepared graphite has replaced natural graphite to a great extent. Artificial graphite is prepared by heating a mixture of anthracite, high grade coal or petroleum coke, quartz and saw-dust at a temperature of 3000ºC, out of contact with air. Graphite carbon is deposited as residue. Manufactured graphite is also used for making furnace electrodes and for modes in the manufacture of chlorine and caustic soda.

A considerable quantity of graphite is used in foundry-facing to prevent the molding sands from adhering to cast articles. Here too, flake graphite is preferred. Dust or powder of flake, crystalline-graphite are also used.

Graphite bricks of high purity are used as moderators in an atomic reactor. In the nuclear field graphite is a good and convenient material as a moderator but this is only true if the graphite is low in certain neutron absorbing elements notably boron and the rare earths and is of consistent quality particularly with regard to density and orientation.

Other uses of graphite are in the manufacture of paints and pencils. Finely powdered lump graphite of 70% purity is generally employed in paint manufacture. Graphite is a great water repellent and thus makes an ideal protective coating for wood.

Amorphous graphite is generally used in the manufacture of lead for pencils. The suitability of graphite for this purpose is judged by the dark streak it leaves on the paper. It is best done by amorphous graphite. The finer the powder the darker is the smear. The blackness of the smear decreases with increase in flakiness of the graphite. Synthetic graphite, though it has less ash content and a fine particle size, produces very little smears and so it is unsuitable for pencil manufacture.

Raw Materials

Our principal raw materials are coal asphalt, asphalt coke, metallurgy coke, needle coke, metalluar coke power, quartzose sand, coal, petroleum coke and calcined coke, all of which are carbon rich and used in manufacturing graphite with a high degree of density, strength and purity. We purchase most of our raw materials from domestic Chinese suppliers. Although we do not have any long-term contacts for raw materials, any increase in prices of raw material will affect the price at which we can sell our product. We believe that alternative suppliers are available on reasonable terms.

Marketing and Sales

We have a marketing staff of ten persons, who market primarily to wholesale customers, and, to a lesser extent, end users in the PRC. Our marketing effort is oriented toward working with wholesale accounts, many of which market our products in the international market. We believes that we need to satisfy the different needs of our clients by expanding our line of products. Due to international demand, we are focused on expanding its existing graphite varieties.

We have no customer that accounted for 10% or more of our net sales for the nine months ended September 30, 2007 or 2006 or for the years ended December 31, 2006 or 2005. Our top ten domestic customers accounted for approximately 64% or our net sales for the nine months ended September 30, 2007.

We do not have any long-term contracts with any of our customers. We sell from inventory or manufacture pursuant to purchase order.

Research and Development

We have a technology cooperation agreement with Hunan University, which we believe is the only university in the PRC that offers a major in carbon studies. The agreement provides that the university provides the basic research and we perform the experiments. We also have an informal relationship with Qunghua University. We are engaged in research and development with respect to the development of high purity graphite with a diameter of 840 mm. The normal size is in the ranges of 400 mm, and we offer products with a diameter of 600 mm. A diameter of more than 840 mm and a purity of more than 99.9999% are threshold requirement for high purity graphite for use in nuclear power reactors. Our research and development expenses have not been significant to date.

Intellectual Property

We acquired the underlying intellectual property rights when we acquired the business of Xinghe Xingzhi Carbon Co., Ltd. in 2002.

We hold one Chinese patent, Patent No IL: 2004 1 0044348.7, for high-density, high strength and wear-resistant graphite material and the production of this material.

Competition

We compete with a number of domestic and international companies that manufacture graphite products. Because of the nature of the product that we sell, we believe that the reputation of the manufacturer and the quality of the product may be as important as price.

In addition to a number of domestic firms, there are three major international firms that offer competing products. They are SGL Group, Toyo Tanso and Poco Graphite. SGL Group is considered one of the world’s leading manufacturers of carbon-based products. In 1974, Toyo Tanso became the first company in Japan to develop isotropic graphite, significantly expanding the possibilities of carbon use. Its products are now widely used in a variety of cutting edge technology fields, including the semi-conductor and aerospace industries. Poco Graphite’s products are produced for the semiconductor and general industrial products, biomedical, glass industry products and electrical discharge machining (EDM) markets.

We believe that we offer high quality fine grain and high purity graphite products, and the market demand for these products is greater than the supply. We believe that there is a market shortage of 50,000 tons for high power electrode and a shortage of 50,000 tons of ultra high power electrode. We believe that there is an increasing demand for high purity graphite with the diameter of more than 600 mm, which we offer.

Employees

At November 30, 2007, we had 550 full time employees, of whom 466 were in manufacturing, 36 were technical employees, who were also engaged in research and development, 38 were executive and administrative and ten were sales and marketing.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion of the results of our operations and financial condition should be read in conjunction with our financial statements and the related notes, which appear elsewhere in this report. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ from results discussed in the forward-looking statements, see “Forward Looking Statements.”

Overview

Xinghe Xingyong Carbon Co., Ltd. was organized under the laws of the PRC in 2002. Xingyong’s business was formerly operated as a state-owned enterprise. The business was reorganized under the laws of the PRC as a limited liability company named Xinghe Xingzhi Carbon Co., Ltd. In December 2001, Mr. Jin organized Xingyong to acquire the business of Xinghe Xingzhi Carbon Co., Ltd. by paying RMB 55,600,000 (USD $7,513,531.51), which was funded by Mr. Jin, and assuming bank loans in the amount of RMB 21,950,000 ($2,966,216.22).

From December 2001 until the reverse acquisition on December 17, 2007, our business was conducted by Xingyong, and this discussion relates to the business, financial condition and results of operations of Xingyong. We develop, manufacture and market graphite products. Our main products include graphite electrode, fine grain graphite and high purity graphite. We produce all of our products in China. Our products are generally used either as a component in other products, as an element of a facility or in the manufacturing process of other products. We sell our products to distributors who sell to producers of in both the domestic Chinese market and the international market. We do not sell products directly to the end users.

Although our products are sold in the international market, substantially all of our sales are to Chinese firms that may, in turn, sell the products in the international market. We believe that our products are not subject to export restrictions.

In accordance with the relevant Chinese rules and regulations on management of foreign exchange, the foreign exchange currency generated from sales of our products outside of China are repatriated into China and sold to designated banks instead of being deposited out of China without authorization. In addition, we have to buy foreign exchanges from designated banks upon the strength of commercial bills when paying current expenditures with foreign exchanges. In addition, all of our transactions undertaken in China are denominated in RMB, which must be converted into other currencies before remittance out of China. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require the approval of the Chinese government.

Our principal raw materials are coal aspalt, asphalt coke, melallurgy coke, needle coke, metalluar coke power, quartzose sand, coal, petroleum coke and calcined coke, all of which are carbon rich and used in manufacturing graphite with a high degree of purity. We purchase most of our raw materials from domestic Chinese suppliers. Although we do not have any long-term contacts for raw materials, any increase in prices of raw material will affect the price at which we can sell our product. If we are not able to raise our prices to pass on increased costs, we would be unable to maintain our margins. The laws of the PRC give the government broad power to fix and adjust prices. Although the government has not imposed price controls on our raw materials such as coal, gas, oil, electricity and/or water on our products, it is possible that such controls may be implemented in the future. Since most of our sales are made to domestic companies, our gross margins can be affected by any price controls imposed by the government of the PRC.

Prior to December 17, 2007, we were a private company, and we did not have the expenses of a public company. As a result, we expect to incur significantly greater legal, accounting and other professional expenses relating to our status as a public company and compliance with SEC rules, including the development and implementation of internal controls.

For the five years from 2003 through 2007, we received a 100% tax holiday from the regional government for enterprise income tax. As a result, we paid no enterprise income tax for those years. Commencing in 2008, we will be required to pay enterprise income tax, which is assessed at the rate of 25% for Yongle for at least 5 years and a 50% tax holiday for Xingyong for another 5 years.

Our internal financial statements are maintained in RMB. The financial statements included in this Form 8-K are expressed in United States dollars. The translation adjustments in expressing the financial statements in United States dollars is shown on the statements of operation as a translation adjustment, and the cumulative translation adjustment is shown as an element of stockholders’ equity.

Variable Interest Entity

Commencing with the reverse acquisition on December 17, 2007, Yongle has an agreement with Xingyong pursuant to which it manages the business of Xingyong and the profit of Xingyong is paid to Yongle. Xingyong is owned by Mr. Jin, who is Yongle’s and our chief executive officer. On a going-forward basis, Xingyong will be treated as a variable interest entity and its financial statements will be included as part of our consolidated financial statements under FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” referred to as FIN 46.

Significant Accounting Estimates and Policies

The discussion and analysis of our financial condition and results of operations is based upon our financial statements that have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities. On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the salability and recoverability of our products, income taxes and contingencies. We base our estimates on historical experience and on other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition - We recognize revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. Sales represent the invoiced value of goods, net of value added tax (“VAT”), if any, and are recognized upon delivery of goods and passage of title. Pursuant to China’s VAT rules and regulations, as an ordinary VAT taxpayer we are subject to a tax rate of 17% (“output VAT”). The output VAT is payable after offsetting VAT paid by us on purchases (“input VAT”). We have been granted an exemption from VAT by the Xinghe County People’s Government and Xinghe Tax Authority on some products for which an exchange agreement is in place for raw materials and fuel.

Comprehensive Income - We have adopted Statements of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income,” which establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. We have has chosen to report comprehensive income (loss) in the statements of operations and comprehensive income.

Income Taxes - We account for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. With the approvals of the Xinghe County Government, we received a 100% tax holiday from enterprise income taxes from the 2003 through and including 2007.

On March 16, 2007, China’s parliament, the National People’s Congress, adopted the Enterprise Income Tax Law, which will take effect on January 1, 2008. The new income tax law sets unified income tax rate for domestic and foreign companies at 25 percent except a 15 percent corporate income tax rate for qualified high and new technology enterprises. In accordance with this new income tax law, low preferential tax rate in accordance with both the tax laws and administrative regulations prior to the promulgation of this Law shall gradually become subject to the new tax rate within five years after the implementation of this law.

Inventories - Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Work in progress and finished goods are composed of direct material, direct labor and a portion of manufacturing overhead. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. Management believes that there was no obsolete inventory as of September 30, 2007 and December 31, 2006.

Property, Plant and Equipment - Property, plant and equipment are stated at cost. Major expenditures for betterments and renewals are capitalized while ordinary repairs and maintenance costs are expensed as incurred. Depreciation and amortization is provided using the straight-line method over the estimated useful life of the assets after taking into account the estimated residual value.

There is no private ownership of land in China. All land ownership is held by the government of China, its agencies and collectives. Land use rights are obtained from government, and are typically renewable. Land use rights can be transferred upon approval by the land administrative authorities of China (State Land Administration Bureau) upon payment of the required transfer fee. We own the land use right for 2,356,209 square feet, of which 290,626 square is occupied by our facilities, for a term of 50 years, beginning from issuance date of the certificates granting the land use right. We record the property subject to land use rights as intangible property.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. SFAS 123(R) replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon The Company’s adoption of SFAS No. 123(R) as the Company had not outstanding share awards as of the date of adoption and has not issued any share-based awards during 2006.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement 109, Accounting for Income Taxes (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. FIN 48 is effective as of the beginning of fiscal years that start after December 15, 2006. The Company does not expect its implementation to be material to its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The adoption of SAB 108 had no impact on the Company’s results from operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings. The provisions of SFAS 157 are effective for the fiscal years beginning after November 15, 2007. Therefore, we anticipate adopting this standard as of January 1, 2008. Management has not determined the effect, if any, the adoption of this statement will have on our financial condition or results of operations.

In September 2006, the FASB issued Statement No. 158,“Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on December 31, 2006 and it is anticipated the adoption of SFAS No. 158 will not have a material impact to the Company’s financial position, results of operations, or cash flows.

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on its consolidated financial statements.

Results of Operations

The following table sets forth information from our statements of operations for the years ended December 31, 2006 and 2005 and the nine months ended September 30, 2007 and 2006, in dollars and as a percentage of sales (dollars in thousands):

	Nine Months Ended September 30,				Year Ended December 31,
	2007		2006		2006		2005
Net sales	$18,800	100.0%	$9,877	100.0%	$17,199	100.0%	$16,520	100.0%
Cost of sales	15,068	80.1%	7,013	71.0%	13,234	76.9%	12,959	78.4%
Gross profit	3,732	19.9%	2,864	29.0%	3,965	23.1%	3,561	21.6%
Operating expenses	683	3.6%	584	5.9%	903	5.3%	665	4.0%
Operating income	3,049	16.2%	2,280	23.1%	3,062	17.8%	2,896	17.5%
Other income	287	1.5%	86	0.9%	87	0.5%	8	0.0%
Interest expense	394	2.1%	397	4.0%	422	2.5%	404	2.4%
Net income	$ 2,943	15.7%	$1,955	19.8%	$ 2,681	15.6%	$ 2,500	15.1%
Comprehensive income	$4,181	22.2%	$2,504	25.4%	$ 3,480	20.2%	$ 2,854	17.3%

Nine Months Ended September 30, 2007 and 2006

Net sales. During the nine months ended September 30, 2007 (the “September 2007 period”), we had net sales of $18.8 million as compared to net sales of $9.9 million during the nine months ended September 30, 2006 (the “September 2006 period”), an increase $8.9 million, or 90%. This increase is the result of increase in sales as well as price increases.

Cost of sales; gross margin. During the September 2007 period, our cost of sales was $15.1 million, as compared to cost of sales of $7.0 million during the September 2006 period, an increase of $8.1 million, or 115%. The increase in cost of sales was greater than the increase in sales. As a result, although our gross profit increased $868,000, or 30%, our gross margin decreased from 29.0% in the September 2006 period to 19.9% in the September 2007 period. The reduction in gross profit resulted from increases in the cost of raw material, which increases were not able to be passed on to customers during the period.

Operating income and expenses. Operating expenses, which consist of selling, general and administrative expenses, and depreciation and amortization, totaled $683,000 during the September 2007 period as compared to $584,000 during the September 2006 period. Selling expenses decreased from $238,000 in the September 2006 period to $110,000 in the September 2007 period. General and administrative expense increased from $335,000 in the September 2006 period to $560,000 in the September 2007 period. Depreciation and amortization remained relatively constant, increasing from $11,000 to $13,000 due to clients recognizing the effects of inflation on the costs of raw materials and their orders are thus placed in advance. Consequently, selling expenses decreased while sale contracts increased. Increases of general and administrative expenses were due to the reverse merger. Operating income was $3.0 million during the September 2007 period, as compared to $2.1 million during the September 2006 period.

Other income. During the September 2007 period, we had other income of $287,000, as compared with $86,000 for the September 2006 period. Other income for these periods included Subsidy income for interest and Subsidy income for high-technology. Subsidy income for interest for September 2007 is $287,000. Subsidy income for high-technology for September 2006 is $86,000.

Interest expense. Interest expense remained relatively constant, decreasing $3,000, from $397,000 in the September 2006 period to $394,000 period. During the September 2007 period, the average amount borrowed was $6016,000 and the average interest rate was 6.54%. During the September 2006 period, the average amount borrowed was $7,114,000 and the average interest rate was 5.58%.

Net Income. As a result of the factors described above, we had net income of $2.9 million for the September 2007 period, as compared with $2.0 million for the September 2006 period.

Comprehensive Income. As a result of a currency translation adjustment, our comprehensive income was $4.2 million for the September 2007 period, as compared with $2.5 million for the September 2006 period.

Years Ended December 31, 2006 and 2005

Net sales. During the year ended December 31, 2006, we had net sales of $17.2 million, as compared with net sales of $16.5 million during the year ended December 31, 2005, an increase of approximately $700,000, or 4% due to expanding sales and markets.

Cost of sales; gross margin. During 2006, we had cost of sales of $13.2 million, as compared with cost of sales of $13.0 million, an increase of $275,000, or 2%, reflecting the increase in net sales. The gross profit rose to $4.0 million, or an 11% increase in 2006 compared with 2005. Our gross margin increased from 21.6% in 2005 to 23.1% in 2006. The improvement in margin resulted from improvements in management.

Operating Expenses. Our operating expenses were $903,000 for 2006, compared with $665,000 for 2005, an increase of $238,000, or approximately 36%. The increase in operating expenses was principally due to an increase in selling expenses and, to a lesser extend, general and administrative expenses. Selling expenses increased from $129,000 in 2005 to $331,000 in 2006, due to an increase of sales. General and administrative expenses increased modestly, from $519,000 in 2005 to $556,000, reflecting the increase in our business. Depreciation and amortization were virtually unchanged from 2005 to 2006. As a result, our operating income increased to $3.1 million in 2006 from $2.9 million in 2006.

Other income. During 2006 period, we had other income of $87,000, as compared with $8,000 for 2005. Other income for these years included subsidy income for interest and subsidy income for high-technology. Subsidy income for high-technology for 2006 is $87,000. Subsidy income for high-technology for 2005 is $8,000.

Interest Expense. Interest expense remained relatively constant, increasing $18,000 from $404,000 in 2005 to $422,000 in 2006. During 2006, the average amount borrowed was $7,562,000 and the average interest rate was 5.58%. During 2005, the average amount borrowed was $7 and the average interest rate was 5.58%.

Net Income. As a result of the factors described above, we had net income of $2.7 million for 2006 period, compared with $2.5 million for 2005.

Comprehensive Income. As a result of a currency translation adjustment, our comprehensive income was $3.5 million for 2006, compared with $2.9 million for 2005.

Liquidity and Capital Resources

At September 30, 2007, we had working capital of $6.2 million, as compared with $3.9 million at December 31, 2006. During the nine months we generated cash flow from operations of $2.0 million, and we expended $1.7 million for the purchase of fixed assets. The funds used to purchase fixed assets were used to purchase land ($1.35 million) and equipment ($350,000). As of September 30, 2007, we had no commitments for capital expenditures.

We have financed our operations principally through short term bank loans and, to a lesser extent, loans from Mr. Jin. At September 30, 2006, we had two bank loans outstanding, totaling $6.0 million, which mature in June 2008. A bank loan in the amount of $5.4 million is due June 10, 2008, bears interest at 8.541% per annum and is secured by a security interest on our fixed assets and land use rights. Another loan, in the amount of $665,000 is due June 20, 2008, and bears interest at 7.227% per annum and is guaranteed by Inner Mongolia Yuansheng Investment Guarantee Corporation. No payment has been made for the guarantee. Although we believe that we will be able to obtain extensions of these loans when they mature, we cannot assure you that such extensions will be granted.

At September 30, 2007, Mr. Jin has advances to us in the amount of $4.5 million. These advances did not bear interest and are due on demand.

In December 2007, in connection with the reverse acquisition, issues notes in the principal amount of $1,200,000 to the investor. Under the terms of the purchase agreement, the investors still owe $800,000 in two installments of $400,000, which are due on March 31, 2008 and June 30, 2008. In connection with the reverse acquisition, issued our promissory note for $700,000 and we owe a $100,000 finders’ fee in connection with the reverse acquisition. These payments are due in two installments totaling $400,000 each, which are due on March 31, 2008 and June 30, 2008. These payments are secured by 1,000,000 of the share of common stock that we purchased from the former principal stockholders of Achievers. These shares are held in escrow, and if we fail to make the required payments, the escrow agent will release the shares to the sellers and the finder.

We require funds for working capital for our operations, in addition to the payments due in connection with reverse acquisition as well as the purchase of additional equipment for our operations. We believe that our working capital, together with the cash flow from our ongoing business will be sufficient to enable us to meet our cash requirements for the next 12 months. Although we do not have any current plans to make any acquisitions, it is possible that we may seek to acquire one or more businesses in the education field, and we may require financing for that purpose. We cannot assure you that funding will be available if and when we require funding. Further, in the event that any of our lenders demand payment at the time the loans are due in June 2008, we would require additional financing in order to repay those loans, and we cannot assure you that we will be able to obtain the necessary funding either from another bank or from other sources.

Item 3. Description of Property.

There is no private ownership of land in the PRC. The government grants transferable land use rights, which grant the right to use the land for a specified time period, generally 50 years, but sometimes for a different term. We have the land use rights to an area of 1,207,388 square feet in Xinghe County,
Inner Mongolia, China, on which we have a 263.501 square feet building that we use for manufacturing and office space. The land use right was granted in 2002 and has a term of 50 years from the date of grant.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table provides information at to shares of common stock beneficially owned as of December 20, 2007 by:

●	each director;
●	each officer named in the summary compensation table;
●	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
●	all directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned	Percentage
Sincere Investment (PTC), Ltd. Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands	9,388,172	71.0%
Shulian Gao and Wenyi Li (both are beneficiaries under the Trust)	9,388,172	71.0%
Dengyong Jin	0	0.0%
Lizhong Gao	0	0.0%
Donghai Yu	0	0.0%
Cheng Zhang	0	0.0%
All officers and directors as a group (one person owning stock)	9,388,172	71.0%

Lizhong Gao is the president and sole stockholder of Sincere and has the sole power to vote and dispose of the shares owned by Sincere.

Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of common stock which are issuable upon exercise or warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of December 20, 2007.

Item 5. Directors and Executive Officers, Promoters and Control Persons.

Directors and Executive Officers

The following table sets forth certain information with respect to our directors and executive officers.

Name	Age	Position
Dengyong Jin	53	Chief executive officer
Lizhong Gao	43	President and director
Donghai Yu	42	Chief financial officer and director
Cheng Zhang	44	Chief operating officer and director

Dengyong Jin has been our chief executive officer since December 2007. He has been president and chief executive officer of Xingyong since 2001 and has more that 20 years of experience in the carbon industry. He received his degree in economics from Inner Mongolia Television University of China.

Lizhong Gao has been our president since December 2007. From September 2002 until November 2007, he was manager of Beijing Mingping Industry and Commercial Company. Since November 2007, he was been president of Sincere Investment PTC, our principal stockholder. He received his degree in economics from Inner Mongolia Television University of China.

Donghai Yu has been our chief financial officer since December 2007. Since November 2007 he has also been chief financial officer of Xingyong. From 2002 through 2007, Mr. Yu has been self-employed as a financial consultant for both personal and business finance. Mr. Yu received his MBA degree from Oklahoma City University.

Cheng Zhang has been our chief operating officer since December 2007. He was employed in various capacities with Xingyong since 2001, most recently vice director of the operations department.

We need five year employment history on everyone.

We have no audit, compensation or nominating committee. The functions of these committees are performed by the board of directors. None of our directors is an independent director.

Item 6. Executive Compensation.

Summary Compensation Table

Set forth below is information for Xingyong’s chief executive officer. No other officer received compensation in excess of $100,000 for 2006.

Name and Position	Year	Salary	Total Compensation
Dengyong Jin, chief executive officer	2006	$0	$0
	2005	0	0

We did not make any distributions of any kind to Mr. Jin during the nine months ended September 30, 2007 or the years ended December 31, 2006 and 2005.

Employment Agreements

We have no employment agreements with any of our officers.

Item 7. Certain Relationships and Related Transactions.

Pursuant to the buy-back agreement, on December 17, 2007, we purchased 5,344,000 shares of common stock from Arto Tavukciyan and Lyndon Grove. Mr. Tavukciyan and Mr. Grove were, at the time of the agreement, the holders of 65.4% of our outstanding common stock. Pursuant to the buy-back agreement:

●
We agreed to pay a purchase price of $700,000 for the shares, for which we issued our promissory note in the principal amount of $700,000, payable in installments of $350,000 on each of March 31, 2008 and June 30, 2008.

●	We agreed to pay a finders’ fee of $100,000 to Ventana Capital Partners, payable in installments of $50,000 on each of March 31, 2008 and June 30, 2008.

●	We placed 1,000,000 of the shares of common stock that we purchased in escrow, and the shares are subject to release from escrow under the following conditions:

●
If by March 31, 2008, we shall not have made both the first $350,000 payment due pursuant to the note and the first payment of $50,000 to Ventana, the escrow agent shall release 400,000 shares to the Sellers and 100,000 shares to Ventana.

●
If, by March 31, 2008, we shall have made both the first $350,000 payment due pursuant to the note and the first payment of $50,000 to Ventana, the escrow agent shall deliver 500,000 shares to us for cancellation.

●
If by June 30, 2008, we shall not have made both the second $350,000 payment due pursuant to the note and the second payment of $50,000 to Ventana, the escrow agent shall release 400,000 shares to the Sellers and 100,000 shares to Ventana.

●
If, by June 30, 2008, we shall have made both the second $350,000 payment due pursuant to the note and the second payment of $50,000 to Ventana, the escrow agent shall deliver 400,000 shares to us for cancellation.

●
If the escrow agent is required to deliver some or all of the shares from escrow to the sellers and Ventana and if the market price for our common stock during the ten trading days preceding March 31, 2008 or June 30, 2008, as the case may be, is less than $.80 per share, we are required to deliver additional shares. The number of additional shares shall be determined by multiplying the number of shares to be delivered on such date by $0.80 per share and dividing the result by the market price and subtracting from that number the shares held in escrow that are to be delivered at that time.

●
If, prior to June 30, 2008, we issue shares of common stock at a price which is less than $1.20 per share, we are required to deliver additional shares to the escrow agent. The number of additional shares as shall be determined by multiplying the number of shares of common stock then held in escrow by a fraction, the numerator of which is the number of shares sold by us at a price which is less than $1.20 per share and the denominator of which is 13,000,000. For example, if there are 1,000,000 shares in escrow and we sell 2,600,000 shares at a price that is less than $1.20, we would issue 200,000 shares of common stock to the escrow agent.

●	We transferred all of the stock of our wholly-owned subsidiary, Achievers Publishing Inc., to Mr. Tavukciyan.

Since our organization, our chief executive officer, Dengyong Jin, has advanced us a total of approximately $4.5 million, of which approximately $4.5 million was outstanding at September 2007. This advance bears no interest and is payable on demand. During the nine months ended September 30, 2007, we paid $508,000 on account of these advances. During the year ended December 31, 2006, Mr. Jin’s net advances to us were $495,000.

Pursuant to the share exchange agreement, we issued 9,388,172 shares of common stock to Sincere in exchange for all of the outstanding capital stock of Talent. Lizhong Gao, who is our president and a director, is the sole stockholder and chief executive officer of Sinecere. Talent owns 100% of the stock of Yongle, which is a wholly foreign-owned enterprise under the laws of the PRC.

Yongle is a party to a series of contractual arrangements with Xingyong and its sole stockholders, Dengyong Jin and Benhua Du, which are described in Part I, Item 1 under “Contractual Agreements with Xingyong.” Pursuant to these agreements, Yongle manages the business of Xingyong, for which it receives an amount equal to Xingyong’s 80%-100% profit based on the annual negotiation. Dengyong Jin is our chief executive officer as well as the principal stockholder of Xingyong. As a result, Mr. Jin will have the power to determine the percentage of Xingyong’s revenue or profit that is payable to us. Yongle also has a right to purchase the stock or assets of Xingyong and a proxy to vote its stock.

Item 8. Description of Securities.

We are authorized to issue 75,000,000 shares of common stock, par value $.0001 per share

The following summary of certain provisions of our common stock, preferred stock, certificate of incorporation and by-laws is not intended to be complete. It is qualified by reference to the provisions of applicable law and to our certificate of incorporation and by-laws.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Pursuant to the proposed certificate of designation relating to the series A preferred stock, we will be prohibited from paying dividends on our common stock while the preferred stock is outstanding. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Proposed Restated Articles of Incorporation

Pursuant to the securities purchase agreement relating to the December 2007 private placement, we are required to amend and restate our articles of incorporation to provide for a change in our corporate name to China Carbon Graphic Group, Inc. and authorized capitalization of 120,000,000 shares of capital stock, of which 20,000,000 will be shares of preferred stock, par value $.001 per share, and 100,000,000 will be shares of common stock, par value $.001 per share, and to adopt a certificate of designation which creates the right of the holders of a series of preferred stock to be designated as the series A convertible preferred stock.

Upon the filing of both the restated certificate of incorporation and the certificate of designation, the notes are automatically converted into 1,200,499 shares of series A preferred stock and warrants to purchase 3,000,000 shares at $1.20 per share and 3,000,000 shares at $2.00 per share.

Our board of directors has approved, subject to stockholder approval, the restated articles of incorporation.

The Nevada General Corporation Law

We are incorporated in Nevada and are subject to the provisions of the Nevada General Corporation Law. Under certain circumstances, the following selected provisions may delay or make more difficult acquisitions or changes of control. Our articles of incorporation and by-laws do not exclude us from such provisions. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Restrictions on Control Share Acquisitions

Sections 78.378 to 78.3793 of the Nevada General Corporation Law relate to acquisitions of control of an issuing corporation, which is defined as a Nevada corporation that has 200 or more stockholders, at least 100 of whom have addresses in Nevada appearing on our stock ledger. These provision will not apply unless we meet the definition of an issuing corporation.

Under these provisions, acquiring person who acquires a controlling interest in an issuing corporation and those acting in association with an acquiring person obtain only such voting rights in the control shares as are conferred upon them by a resolution of the stockholders of the corporation, approved by a majority of the voting power at a special or annual meeting of the stockholders, with the votes of interested stockholders not counted. The meeting of stockholders is held upon the request and at the expense of the acquiring person.

In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of his or her shares, and the corporation must comply with the demand. A controlling interest means the ownership of outstanding voting shares sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority and/or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. Voting rights must be conferred by a majority of the disinterested stockholders as each threshold is reached and/or exceeded.

These provisions do not apply if the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that said provisions do not apply.

Restrictions on Certain Business Combinations

Sections 78.411 to 78.444 of the Nevada General Corporation Law restrict the ability of a resident domestic corporation to engage in any combination with an interested stockholder for three years after the interested stockholder’s acquisition of the shares that cause such stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder that cause such stockholder to become an interested stockholder is approved by our the company’s board of directors before that date. If the combination was not previously approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria.

For purposes of the above provisions, a resident domestic corporation is a Nevada public corporation that has 200 or more stockholders and an interested stockholder is any person, other than the company and its subsidiaries, who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the company or (ii) an affiliate or associate of the company and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the company.

These restrictions do not apply to corporations that elect in a charter amendment approved by a majority of the disinterested shares to be excluded from these provisions. Such an amendment would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by such provisions.

PART II

Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock trades on the OTCBB under the symbol “ACMZ.” The stock has been quoted since February 2007. However, other than nominal reported sales of our common stock in February and March 2007, as of December 24, 2007, there have been no reported trades since March 2, 2007. The last reported bid price for the common stock was $0.95.

As of December 26, 2007, we had approximately 20 stockholders of record.

As of December 20, 2007, we had 7,200,499 shares of common stock reserved for issuance upon conversion of our 3% convertible note and the shares of series A preferred stock and warrants issued upon conversion of the note.

We have no equity compensation plans under which our securities may be issued.

Item 2. Legal Proceedings.

There are no material legal proceedings pending or threatened against us.

Item 3. Changes in and Disagreements with Accountants.

NA

Item 4. Recent Issuances of Unregistered Securities.

See Item 3.02 of this Form 8-K for information relating to recent issuances of unregistered securities.

Item 5. Indemnification of Officers and Directors.

Our Article of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, with certain specified exceptions, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS Sections 78.7502, 78.751 and 78.752 provide broad indemnification for officers and directors, as follows:

Subsection 1 of NRS 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnified Party”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnified Party’s conduct was unlawful.

Subsection 2 of NRS 78.7502 of the Nevada Law empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of an Indemnified Party against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of such action or suit if the Indemnified Party acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502 further provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) or (2) described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

Subsection 1 of NRS 78.751 provides that any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to Subsection 2 of NRS 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained. Subsection 2 of NRS 78.751 provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation. Said Subsection 2 further provides that the provisions of that Subsection 2 do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law. Subsection 3 of NRS 78.751 provides that indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 does not exclude any other rights to which the Indemnified Party may be entitled under the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or in another capacity while holding his office. However, indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses under Subsection 2 of NRS 78.751, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators. NRS 78.752 empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person’s status as an Indemnified Party whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART F/S

Reference is made to the filings by Achievers on Form 10-KSB and Form 10-QSB for Achiever’s financial statements.

The financial statements of Xingyong begin on Page F-1.

The pro forma financial information is filed as Exhibit 99.9 to this Form 8-K.

PART III

The exhibits are listed and described in Item 9.01 of this Form 8-K.

Section 5.06 Change in Shell Company Status.

As a result of the reverse acquisition with Talent, we are no longer a shell company.

See “Item 1.01 Entry into a Material Definitive Agreement” for information relating to the agreements pursuant to which the reverse merger was consummated and financed and “Item 2.01 Completion of Acquisition or Disposition of Assets” for a description of our business following the completion of the reverse merger.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of Xingyong. See Page F-1.

(b)	Pro forma financial information. See Exhibit 99.9.

(c)	See (a) and (b) of this Item 9.01.

(d)	Exhibits

2.1	Exchange agreement dated as of December 14, 2007, among the Registrant and Sincere Investment (PTC), Ltd.
4.1	3% convertible promissory note payable to the order of XingGuang Investment Corporation Limited
4.2	Promissory note payable to Anna Krimshtein PLC, as escrow agent
99.1	Securities purchase agreement dated December 14, 2007, between the Registrant and XingGuang Investment Corporation Limited
99.2	Registration rights agreement dated June 14, 2007, between the Registrant and XingGuang Investment Corporation Limited
99.3	Buy back agreement among the Registrant and Arto Tavukciyan and Lyndon Grove
99.4	Escrow agreement among the Registrant, Arto Tavukciyan and Lyndon Grove and Anna Krimshtein PLC, as escrow agent
99.5	Business operations agreement between Xinghe Xingyong Carbon Co., Ltd. and Xinghe Yongle Carbon Co., Ltd. (English Translation)
99.6	Exclusive Technical and Consulting Services Agreement between Xinghe Xingyong Carbon Co., Ltd. and Xinghe Yongle Carbon Co., Ltd. (English Translation)

99.7	Option Agreement between Xinghe Xingyong Carbon Co., Ltd. and Xinghe Yongle Carbon Co., Ltd. (English Translation)
99.8	Share Pledge Agreement among Xinghe Xingyong Carbon Co., Ltd., Xinghe Yongle Carbon Co., Ltd. and Dengyong Jin (English Translation)
99.9	Pro forma financial information
99.10	Statement of Designations
99.11	Amended and Restated Articles of Incorporation of Achievers Magazine, Inc.
99.12	China Carbon Graphic Group, Inc. Common Stock Purchase Warrant “A”
99.13	China Carbon Graphic Group, Inc. Common Stock Purchase Warrant “A”

XINGHE XINGYONG CARBON CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS

XINGHE XINGYONG CARBON CO. LTD.

We have audited the accompanying balance sheets of XINGHE XINGYONG CARBON CO. LTD. (the “Company”) as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the two years ended December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required, nor have we been engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XINGHE XINGYONG CARBON CO., LTD. as of December 31, 2006 and the results of its operations and cash flows for the two years ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Murrell, Hall, McIntosh & Co. PLLP

Oklahoma City, Oklahoma
December 14, 2007

Xinghe Xingyong Carbon Co., Ltd.
Balance Sheet
December 31, 2006

2006
ASSETS

Current Assets
Cash and cash equivalents	$45,460
Trade accounts receivable	2,804,177
Notes receivable	19,391
Prepaid expenses	4,547
Advance to suppliers and other receivables	107,844
Inventories	13,018,877
Total current assets	16,000,296

Land use right, net	19,044,092

Intangible assets, net	774,825

$35,819,213

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,093,003
Taxes payable	188,605
Notes payable	5,877,838
Loan from shareholder	4,985,529
Total current liabilities	12,144,975

Stockholders' Equity

Registered capital	6,650,544
Retained earnings	15,870,373
Accumulated other comprehensive income	1,153,321
Total stockholders' equity	23,674,238

$35,819,213

The accompanying notes are an integral part of these financial statements.

Xinghe Xingyong Carbon Co., Ltd.
Statements of Operations
For the Years Ended December 31, 2006 and 2005

	2006	2005

Sales	$17,199,071	$16,519,882

Cost of Goods Sold	13,234,378	12,959,150

Gross Profit	3,964,693	3,560,732

Operating Expenses
Selling expenses	330,586	128,853
General and administrative	555,629	519,385
Depreciation and amortization	16,949	16,520
Total operating expenses	903,164	664,758

Other Income (Expense)
Other income (expense) - net	86,850	7,769
Interest Income	223	270
Loss on disposal of assets	(45,323)	-
Interest Expense	(421,981)	(404,138)
Total other income (expense)	(380,231)	(396,099)

Net Income Before Provision for Income Tax	2,681,298	2,499,875

Provision for Income Taxes	-	-

Net Income	$2,681,298	$2,499,875

The Components of Other Comprehensive Income
Net Income	$2,681,298	$2,499,875
Foreign currency translation adjustment	798,900	354,421

Comprehensive Income	$3,480,198	$2,854,296

The accompanying notes are an integral part of these financial statements.

Xinghe Xingyong Carbon Co., Ltd.
Statements of Stockholders' Equity
For the Years Ended December 31, 2006 and 2005

			Accumulated
		Retained	Other	Total
	Register	Earnings	Comprehensive	Stockholders'
	Capital	(Deficit)	Income	Equity

Balance at December 31, 2004	$6,650,544	$10,689,200	$-	$17,339,744

Foreign currency translation adjustment	-	-	354,421	354,421

Net income for the year ended December 31, 2005	-	2,499,875	-	2,499,875

Balance at December 31, 2005	6,650,544	13,189,075	354,421	20,194,040

Foreign currency translation adjustment	-	-	798,900	798,900

Net income for the year ended December 31, 2006	-	2,681,298	-	2,681,298

Balance at December 31, 2005	$6,650,544	$15,870,373	$1,153,321	$23,674,238

The accompanying notes are an integral part of these financial statements.

Xinghe Xingyong Carbon Co., Ltd.
Statements of Cash Flows
For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities
Net Income	$2,681,298	$2,499,875
Adjustments to reconcile net cash provided by operating activities
Depreciation and amortization	973,822	967,438
Net change in assets and liabilities
Accounts receivable	(812,334)	(639,201)
Notes receivable	167,836	(99,252)
Prepaid expenses	1,669	(6,000)
Other receivables	1,198,351	74,331
Inventory	(4,486,032)	(1,554,984)
Accounts payable and accrued liabilities	(402,727)	1,062,011
Taxes payable	111,753	(110,163)

Net cash provided by operating activities	(566,364)	2,194,055

Cash flows from investing activities
Purchases of fixed assets	(193,980)	(2,147,299)

Net cash (used in) investing activities	(193,980)	(2,147,299)

Cash flows from financing activities
Advances from related parties	495,295	-
Repayment of advance from related parties	-	(82,262)
Advances on notes payable	225,187	-

Net cash provided by financing activities	720,482	(82,262)

Effect of exchange rate	72,380	3,319

Net increase in cash	32,518	(32,187)

Cash and cash equivalents at beginning of year	12,942	45,129

Cash and cash equivalents at end of year	$45,460	$12,942

Supplemental disclosure of cash flow information

Interest paid	$421,981	$404,138
Enterprise incomes taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Xinghe Xingyong Carbon Co. Ltd.
Footnotes to Financial Statements
December 31, 2006 and 2005

1.	Description of Business

Nature of organization – Xinghe Xingyong Carbon Co. Ltd.  (the “Company”), was formed in January 2002 and acquired Xinghe Carbon Factory, which was formed in 1986. The Company is located in Xicheng Wai, Chengguan town, Xinghe County, Inner Mongolia, China

The Company manufactures graphite electrodes, high purity carbon electrodes and other carbon products.

The Company has registered and paid capital of 55,000,000 RMB.

2.	Basis of Preparation of Financial Statements

The Company maintains its books and accounting records in Renminbi (“RMB”).

The financial statements have been prepared in order to present the financial position and results of operations in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in terms of US dollars (see paragraph “Foreign Currency” below).

3.	Summary of Significant Accounting Policies

Use of estimates - The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates included values and lives assigned to acquired intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory and stock warrant valuation. Actual results may differ from these estimates.

Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying balance sheet for cash and cash equivalents approximate their fair value. Substantially all of the Company’s cash is held in bank accounts in The Peoples Republic of China and is not protected by FDIC insurance or any other similar insurance.

Inventory – Inventory is stated at the lower of cost or market. Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

The cost of inventories comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include fixed and variable production overheads, taking into account the stage of completion.

Accounts receivable – The Company uses the allowance method to account for uncollectible accounts receivable. As of December 31, 2006 and 2005 all accounts receivable were considered collectible and there was no allowance for bad debts.

Property and equipment - Property and equipment is stated at the historical cost, less accumulated depreciation. Land use rights are being amortized to expense on a straight line basis over the life of the rights. Depreciation on property, plant and equipment is provided using the straight-line method over the estimated useful lives for both financial and income tax reporting purposes as follows:

Xinghe Xingyong Carbon Co. Ltd.
Footnotes to Financial Statements
December 31, 2006 and 2005

3.	Summary of Significant Accounting Policies (continued)

Land use rights	50 years
Buildings	25 - 40 years
Plant and machinery	10 - 20 years
Motor vehicles	5 years

Expenditures for renewals and betterments were capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the Statements of Operations.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at December 31, 2006

Land Use Right - There is no private ownership of land in the PRC. The Company has acquired land use rights totaling to 1,207,388 square feet, on which a 263,501 square feet facility is located. The land use right has a term of 50 years, commencing year 2002. The Company evaluates the carrying value of intangible assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the intangible asset below its carrying amount. There were no impairments recorded during the year ended December 31, 2006.

Foreign Currency – The Company’s principal country of operations is in The People’s Republic of China. The financial position and results of operations of the Company are determined using the local currency (“Renminbi” or “Yuan”) as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as a separate component within shareholders’ equity. As of December 31, 2006 and 2005, the cumulative effects of these translation adjustments of $1,153,321 and 354,421 are reflected in accumulated other comprehensive income.

As of December 31, 2006 and 2005 the exchange rate was 7.8175 Yuan and 8.11 Yuan per U.S. Dollar.

Income recognition - Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied when the goods are shipped pursuant to purchase order.

Xinghe Xingyong Carbon Co. Ltd.
Footnotes to Financial Statements
December 31, 2006 and 2005

3.	Summary of Significant Accounting Policies (continued)

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable

Taxation - Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

The Company does not accrue United States income since it is organized and located in the PRC and does not conduct any business in the United States.

In 2006, the Financial Accounting Standards Board (FASB) issued FIN 48, which clarifies the application of SFAS 109 by defining a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, derecognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition. In accordance with the transition provisions, the company adopted FIN 48 effective January 1, 2007.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the state. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current state officials.

Based on all known facts and circumstances and current tax law, the company believes that the total amount of unrecognized tax benefits as of December 31, 2007, is not material to its results of operations, financial condition or cash flows. The company also believes that the total amount of unrecognized tax benefits as of December 31, 2007, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the company’s results of operations, financial condition or cash flows.

Enterprise income tax

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

The Company has been granted a tax holiday from Enterprises Income Tax Policy by the Xinghe District Local Tax Authority for the five years 2003 through 2007. As a result, no taxes are accrued for these years.

Enterprise income tax (“EIT”) is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

3.	Summary of Significant Accounting Policies (continued)

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Xinghe Xingyong Carbon Co. Ltd.
Footnotes to Financial Statements
December 31, 2006 and 2005

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

The Company has been granted an exemption from VAT by the Xing He County People’s Government and Zing He Tax Authority on some products in which an exchange agreement is in place for raw materials and fuel.

Contingent liabilities and contingent assets - A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

Related companies - A related company is a company in which a director or an officer has beneficial interests in and in which the Company has significant influence.

Xinghe Xingyong Carbon Co. Ltd.
Footnotes to Financial Statements
December 31, 2006 and 2005

3.	Summary of Significant Accounting Policies (continued)

Retirement benefit costs - According to The People’s Republic of China regulations on pensions, the Company contributes to a defined contribution retirement program organized by the municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the program. Contributions to the program are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this program.

Fair value of financial instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as of December 31, 2006 because of the relatively short-term maturity of these instruments.

Recent accounting pronouncements - In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. SFAS 123(R) replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon The Company’s adoption of SFAS No. 123(R) as the Company had not outstanding share awards as of the date of adoption and has not issued any share based awards during 2006.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement 109, Accounting for Income Taxes (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. FIN 48 is effective as of the beginning of fiscal years that start after December 15, 2006. The Company does not expect its implementation to be material to its financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The adoption of SAB 108 had no impact on the Company’s results from operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings. The provisions of SFAS 157 are effective for the fiscal years beginning after November 15, 2007. Therefore, we anticipate adopting this standard as of January 1, 2008. Management has not determined the effect, if any, the adoption of this statement will have on our financial condition or results of operations.

Xinghe Xingyong Carbon Co. Ltd.
Footnotes to Financial Statements
December 31, 2006 and 2005

3.	Summary of Significant Accounting Policies (continued)

In September 2006, the FASB issued Statement No. 158,“Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on December 31, 2006 and it is anticipated the adoption of SFAS No. 158 will not have a material impact to the Company’s financial position, results of operations, or cash flows.

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on its consolidated financial statements.

4.	Concentrations of Business and Credit Risk

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risk with respect to trade receivables is limited due to the Company's large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk.

For the years ended December 31, 2006 and 2005, no single customer accounted for 10% or more of sales revenues.

As of December 31, 2006 the Company had no insurance coverage of any kind. Accrual for losses is not recognized until such time as an uninsured loss has occurred.

5.	Cash and Cash Equivalents

The Company maintains all bank accounts in banks in the People’s Republic of China, which are not protected by FDIC or any other insurance.

Xinghe Xingyong Carbon Co. Ltd.
Footnotes to Financial Statements
December 31, 2006 and 2005

5.	Cash and Cash Equivalents (continued)

As of December 31, 2006, cash and cash equivalents consist of the following:

2006
Cash in banks	$45,460

6.	Inventory

As of December 31, 2006, inventory consisted of the following:

2006
Raw materials	$355,975
Work in process	10,503,765
Finished goods	2,123,496
Repair parts	35,641
$13,018,877

7.	Property and Equipment; Land Use Rights

As of December 31, 2006, property and equipment consist of the following:

2006
Building	5,604,977
Plant and Machinery	16,997,059
Motor vehicles	35,817
22,637,852
Less: Accumulated depreciation	(3,593,761)
$19,044,092

For the years ended December 31, 2006 and 2005 depreciation expenses totaled $956,873 and $950,918, respectively, all of which was included as a component of cost of goods sold.

As of December 31, 2006,land use rights consist of the following:

2006
Land Use Right	860,922
Less: Accumulated amortization	(86,097)
$774,825

For the years ended December 31, 2006 and 2005, amortization expenses totaled $16,949 and $16,520 respectively.

Xinghe Xingyong Carbon Co. Ltd.
Footnotes to Financial Statements
December 31, 2006 and 2005

8.	Notes Payable

 As of December 31, 2006, Notes Payable consisted of the following:

December 31, 2006
Bank loans with maturities from March 25, 2006 through March 24, 2007, interest rate of 7.254%, secured by fixed assets and land use rights	$5,877,838

9.	Income Taxes

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

The Company has been granted a 100% tax holiday from preferential Enterprises Income Tax Policy by the Xing He District Local Tax Authority for the five years 2003 through 2007 where 100% of EIT can be refunded. This tax holiday could be challenged or overruled by the national taxing authorities in the PRC, which could result in taxes and penalties owed for those years. The tax at the statutory rates for 2006 and 2005 would have been $804,389 and $749,963, respectively.

The Company purchases certain raw materials and fuels from a various trading companies. The Company did not pay Valued Added Taxes (“VAT”) taxes on the purchases of certain raw materials and fuel oil purchases from various trading companies, nor did it charge VAT tax on sales of certain finished goods to trading companies. During the years ended December 31, 2006 and 2005, the Company had sales totaling RMB 67,067,851 and RMB 55,883,190 respectively, on which no VAT tax was collected. The Company has received a notification from the local taxing authorities indicating its agreement to this practice. However, the VAT tax is a national tax not controlled by the local taxing authorities. The Company’s local legal counsel has expressed its opinion that the national taxing authorities are legally obligated to honor the VAT tax exemptions made by the local taxing authorities. If the Company is required to collect and pay VAT tax on these unreported sales, it could have a material negative impact on the Company’s earnings and cash flows. Management and its local independent legal counsel believe it is unlikely that this treatment will be challenged and has not provided any loss accrual related to the potential VAT tax liability and related penalties should its position not be sustained. For the two years ended December 31, 2006 and 2005, the VAT tax on unreported sales would amount to RMB 11,401,534 (approximately $1,435,275) and RMB 9,500,142 (approximately $1,165,662) before the imposition of any penalties or interest. [I think we have similar disclosure in the nine-month numbers.]

A reconciliation of the provision for income taxes with amounts determined by the U.S. federal income tax rate to income before income taxes is as follows:

	Year Ended December 31,
	2006	2005
Computed tax at the federal statutory rate of 34%	$911,641	$849,958
Less adjustment to EIT statutory rate of 33% (26,813)	(26,813)

Benefit of tax holiday	(884,828)	(849,958)

Income tax expense per books	$-	$-

10.	Loans from Shareholder

On December 31, 2006, the Company had advances from shareholders of $4,985,529. The advances do not bear interest and are due on demand.

11.	Government Grants

The Company has received government grants to assist in the development of new product lines. During the years ended December 31, 2006 and 2005 these grants totaled $222,816 and $7,769, respectively. These grants were included in other income for financial reporting purposes.

12.	Commitments and Contingencies

The Company purchases certain raw materials and fuels from a various trading companies. The Company did not pay Valued Added Taxes (“VAT”) taxes on the purchases of certain raw materials and fuel oil purchases from various trading companies, nor did it charge VAT tax on sales of certain finished goods to trading companies. During the years ended December 31, 2006 and 2005, the Company had sales totaling RMB 67,067,851 and RMB 55,883,190 on which no VAT tax was collected. The Company has received a notification from the local taxing authorities indicating its agreement to this practice. However, the VAT tax is a national tax not controlled by the local taxing authorities. The Company’s local legal counsel has expressed its opinion that the national taxing authorities are legally obligated to honor the VAT tax exemptions made by the local taxing authorities. Should the Company be required to collect and pay VAT tax on these unreported sales, it could have a material negative impact on the Company’s earnings. Management and its local independent legal counsel believe it is unlikely that this treatment will be challenged and has not provided any loss accrual related to the potential VAT tax liability and related penalties should its position not be sustained. For the two years ended December 31, 2006 and 2005, the VAT tax on unreported sales would amount to RMB 11,401,534 ($1,435,275) and RMB 9,500,142 ($1,165,662) before the imposition of any penalties or interest.

The Company has been granted a preferential Enterprises Income (“EIT”) Tax Policy from the Xinghe District Local Tax Authority for the years 2003 through 2007 where 100% of EIT can be refunded. The EIT tax is a national tax not controlled by the local taxing authorities. The Company’s local legal counsel has expressed its opinion that the national taxing authorities are legally obligated to honor the EIT commitments made by the local taxing authorities. Management and its local independent legal counsel believe it is unlikely that this treatment will be challenged and has not provided any loss accrual related to any potential EIT tax liability and related penalties should its position not be sustained.

No government approvals are required to conduct the Company’s principal operations, and the Company is not aware of any probable governmental regulation of our business sectors in the near future. Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to a material adverse effect on the Company’s financial position, results of operations or cash flows.

The Company and its subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse affect on the Company’s financial condition and operations.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Xinghe Xingyong Carbon Co., Ltd
Balance Sheet (Unaudited)
September 30 2007

ASSETS

(US dollars)
Current Assets
Cash and cash equivalents	$51,321
Trade accounts receivable	3,835,666
Notes receivable	160,277
Prepaid expenses	15,369
Advance to suppliers and other receivables	270,188
Inventories	13,764,441
Total current assets	18,097,262

Property and equipment, net	19,327,765

Land use rights, net of accumulated amortization of $86,097	2,121,558

$39,546,585

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,009,913
Taxes payable	372,245
Notes payable	6,016,487
Loan from stockholder	4,542,306
Total current liabilities	11,940,951

Commitments and Contingencies	-

Stockholders' Equity

Registered capital	6,650,544
Accumulated other comprehensive income	2,141,725
Retained earnings	18,813,365
Total stockholders' equity	27,605,634

$39,546,585

The accompanying notes are an integral part of these financial statements.

Xinghe Xingyong Carbon Co., Ltd
Statements of Operations (Unaudited)
For Nine Months Ended September 30, 2007 and 2006

	(US dollars)
	2007	2006
Sales	$18,799,732s	$9,876,844

Cost of Goods Sold	15,067,613	7,012,741

Gross Profit	3,732,119	2,864,103

Operating Expenses
Selling expenses	110,050	238,004
General and administrative	559,517	334,545
Depreciation and amortization	13,176	11,223
Total operating expenses	682,743	583,772

Other Income (Expense)
Other income	286,779	86,261
Interest Income	377	214
Loss on disposal of assets	-	(15,583)
Interest expense	(393,540)	(396,591)
Total other income (expense)	(106,384)	(325,699)

Net Income Before Provision for Income Tax	2,942,992	1,954,632

Provision for Income Taxes	-	-

Net Income	$2,942,992	$1,954,632

The Components of Other Comprehensive Income
Net Income	$2,942,992	$1,954,632
Foreign currency translation adjustment	988,404	549,559

Comprehensive Income	$3,931,396	$2,504,191

The accompanying notes are an integral part of these financial statements.

Xinghe Xingyong Carbon Co., Ltd
Statements of Stockholders' Equity (Unaudited)
For Nine Months Ended September 30 2007

		(US dollars)
	Common Stock				Accumulated
	Number		Additional	Retained	Other	Total
	of	Par	Paid-In	Earnings	Comprehensive	Stockholders'
	Shares	Value	Capital	(Deficit)	Income	Equity

Balance at December 31, 2006		$6,650,544		$15,870,373	$1,153,321	$23,674,238

Foreign currency translation adjustment	-	-	-	-	988,404	988,404

Net income for the year ended
September 30 2007	-	-	-	2,942,992	-	2,942,992

Balance at September 30 2007	-	$6,650,544	$-	$18,813,365	$2,141,725	$27,605,634

The accompanying notes are an integral part of these financial statements.

Xinghe Xingyong Carbon Co., Ltd
Statements of Cash Flows (Unaudited)
For Nine Months Ended September 30, 2007 and 2006

	2007	2006
Cash flows from operating activities
Net Income	$2,942,992	$1,954,632
Adjustments to reconcile net cash provided by
operating activities
Depreciation and amortization	817,621	703,366
Net change in assets and liabilities
Accounts receivable	(976,712)	1,255,225
Notes receivable	(138,597)	55,737
Prepaid expenses	(10,603)	(14,539)
Other receivables	(158,485)	1,186,465
Inventory	(548,994)	(4,298,062)
Accounts payable and accrued liabilities	(97,513)	(1,543,289)
Taxes payable	178,324	(162,125)

Net cash provided by operating activities	2,008,033	(862,591)

Cash flows from investing activities
Purchases of fixed assets	(1,682,014)	(196,286)

Net cash (used in) investing activities	(1,682,014)	(196,286)

Cash flows from financing activities
Advances from related parties	(508,092)	877,828
Repayment of advance from related parties	-	-
Advances on notes payable	52,728	303,551

Net cash provided by financing activities	(455,364)	1,181,379

Effect of exchange rate	135,206	(128,416)

Net increase in cash	5,861	(5,913)

Cash and cash equivalents at beginning of year	45,460	12,942

Cash and cash equivalents at end of year	$51,321	$7,029

Supplemental disclosure of cash flow information

Interest paid	$393,540	$396,591
Enterprise incomes taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Xinghe Xingyong Carbon Co., Ltd
Footnotes to Financial Statements
September 30, 2007

1.	Description of Business

Nature of organization – Xinghe Xingyong Carbon Co. Ltd. (the “Company”), was formed in January 2002 and acquired Xinghe Carbon Factory, which was formed in 1986. The  Company is located in Xicheng Wai, Chengguan town, Xinghe County, Inner Mongolia, China.

The Company manufactures graphite electrodes, high purity carbon electrodes and other carbon products.

The Company has registered and paid capital of $6,650,544.

2.	Basis of Preparation of Financial Statements

The Company maintains its books and accounting records in Renminbi (“RMB”).

The financial statements have been prepared in order to present the financial position and results of operations in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in terms of US dollars (see paragraph “Foreign Currency” below).

3.	Summary of Significant Accounting Policies

Use of estimates - The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates included values and lives assigned to acquired intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory and stock warrant valuation. Actual results may differ from these estimates.

Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying balance sheet for cash and cash equivalents approximate their fair value. Substantially all of the Company’s cash is held in bank accounts in The Peoples Republic of China and is not protected by FDIC insurance or any other similar insurance.

Inventory – Inventory is stated at the lower of cost or market. Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

The cost of inventories comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include fixed and variable production overheads, taking into account the stage of completion.

Accounts receivable – The Company uses the allowance method to account for uncollectible accounts receivable. As of September 30, 2007 all accounts receivable were considered collectible and there was no allowance for bad debts.

Property and equipment - Property and equipment is stated at the historical cost, less accumulated depreciation. Land use rights are being amortized to expense on a straight line basis over the life of the rights. Depreciation on property, plant and equipment is provided using the straight-line method over the estimated useful lives of the assets for both financial and income tax reporting purposes as follows:

Xinghe Xingyong Carbon Co., Ltd
Footnotes to Financial Statements
September 30, 2007

Buildings	25 - 40 years
Plant and machinery	10 - 20 years
Motor vehicles	5 years

Expenditures for renewals and betterments were capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the Statements of Operations.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at September 30, 2007.

Land Use Rights – There is no private ownership of land in the PRC. The Company has acquired land use rights totaling to 2,356,209 square feet, on which a 290,626 square feet facility is located. The land use right has a term of 50 years, commencing year 2002. The cost of the land use rights is amortized over the 50-year term of the land use. The Company evaluates the carrying value of intangible assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the intangible asset below its carrying amount. There were no impairments recorded during the period ended September 30, 2007.

Foreign Currency – The Company’s principal country of operations is in The People’s Republic of China. The financial position and results of operations of the Company are determined using the local currency (“Renminbi” or “Yuan”) as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as a separate component within shareholders’ equity. Translation adjustments for the nine months ended September 30, 2007 and 2006 were $988,404 and $549,559, respectively.

As of September 30 2006 and 2007 the exchange rate was 7.9 and 7.5 Yuan per U.S. Dollar.

Income recognition - Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied when the goods are shipped pursuant to a purchase order.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable

Taxation - Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

Xinghe Xingyong Carbon Co., Ltd
Footnotes to Financial Statements
September 30, 2007

The Company does not accrue United States income tax since it is organized and located in the PRC and does not conduct any business in the United States.

In 2006, the Financial Accounting Standards Board (FASB) issued FIN 48, which clarifies the application of SFAS 109 by defining a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, derecognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition. In accordance with the transition provisions, the company adopted FIN 48 effective January 1, 2007.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the state. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current state officials.

Based on all known facts and circumstances and current tax law, the company believes that the total amount of unrecognized tax benefits as of December 31, 2007, is not material to its results of operations, financial condition or cash flows. The company also believes that the total amount of unrecognized tax benefits as of December 31, 2007, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the company’s results of operations, financial condition or cash flows.

Enterprise income tax

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

The Company has been granted a tax holiday from 100% of the Enterprises Income Tax from the Xing He District Local Tax Authority for the five years 2003 through 2007 where 100%.

Enterprise income tax is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items that are not assessable or deductible for income tax purposes.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Xinghe Xingyong Carbon Co., Ltd
Footnotes to Financial Statements
September 30, 2007

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

The Company has been granted an exemption from VAT by the Xing He County People’s Government and Xing He Tax Authority on some products in which an exchange agreement is in place for raw materials and fuel.

Contingent liabilities and contingent assets - A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

Related companies - A related company is a company in which a director or an officer has beneficial interests in and in which the Company has significant influence.

Retirement benefit costs - According to The People’s Republic of China regulations on pensions, the Company contributes to a defined contribution retirement program organized by the municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the program. Contributions to the program are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this program.

Fair value of financial instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as of September 30, 2007 because of the relatively short-term maturity of these instruments.

Recent accounting pronouncements - In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. SFAS 123(R) replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees . Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon The Company’s adoption of SFAS No. 123(R) as the Company had not outstanding share awards as of the date of adoption and has not issued any share based awards during 2006.

Xinghe Xingyong Carbon Co., Ltd
Footnotes to Financial Statements
September 30, 2007

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement 109, Accounting for Income Taxes (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. FIN 48 is effective as of the beginning of fiscal years that start after December 15, 2006. The Company does not expect its implementation to be material to its financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The adoption of SAB 108 had no impact on the Company’s results from operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings. The provisions of SFAS 157 are effective for the fiscal years beginning after November 15, 2007. Therefore, we anticipate adopting this standard as of January 1, 2008. Management has not determined the effect, if any, the adoption of this statement will have on our financial condition or results of operations.

In September 2006, the FASB issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on December 31, 2006 and it is anticipated the adoption of SFAS No. 158 will not have a material impact to the Company’s financial position, results of operations, or cash flows.

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on its consolidated financial statements.

4.	Concentrations of Business and Credit Risk

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

Xinghe Xingyong Carbon Co., Ltd
Footnotes to Financial Statements
September 30, 2007

The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risk with respect to trade receivables is limited due to the Company's large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk.

For the nine months ended September 30, 2007 no single customer accounted for 10% or more of sales revenues.

As of September 30, 2007 the Company had no insurance coverage of any kind. Accrual for losses is not recognized until such time as an uninsured loss has occurred.

5.	Cash and Cash Equivalents

The Company maintains all bank accounts in banks in the People’s Republic of China, which are not protected by FDIC or any other insurance.

As of September 30, 2007, cash and cash equivalents consist of the following:

2007
Cash in banks	$51,321

6.	Inventory

As of September 30, 2007, inventory consisted of the following:

2007
Raw materials	$2,337,397
Work in process	9,621,484
Finished goods	1,767,775
Repair parts	37,785
$13,764,441

Xinghe Xingyong Carbon Co., Ltd
Footnotes to Financial Statements
September 30, 2007
7.	Property and Equipment; Land Use Rights

As of September 30, 2007, property and equipment consist of the following:

2007
Building	$6,146,548
Plant and Machinery	17,698,930
Motor vehicles	37,229
23,882,707
Less: Accumulated depreciation	(4,554,942)
$19,327,765

For the nine months ended September 30, 2007 and 2006, depreciation expenses totaled $804,445 and $703,366, all of which was included as a component of cost of goods sold.

As of September 30, 2007, land use rights consist of the following:

	2007	2006
Land Use Right	$2,224,472	851,499
Less: Accumulated amortization	(102,914)	(80,895)
	$2,121,558	770,604

For the nine month ended September 30, 2007and 2006, amortization expenses totaled $13,176 and $11,223 respectively.

8.	Notes Payable

As of September 30, 2007, notes payable consist of the following:

2007
Bank loans dated June 12, 2007, due June 10, 2008 with a interest rate of 8.541%, interest to be paid monthly and secured by fixed assets and land use rights	$5,351,682
Other loan dated June 22, 2007, due June 20, 2008 with a interest rate of 7.227%, interest to be paid quarterly.	664,805
$6,016,487

9.	Income Taxes

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

The Company has been granted a 100% tax holiday from Enterprises Income Tax Policy from the Xing He District Local Tax Authority for the five years 2003 through 2007. This tax holiday could be challenged by higher taxing authorities in the PRC, which could result in taxes and penalties owed for those years. For the nine month ended September 30, 2007 and 2006, the enterprise income tax at the statutory rates would have been approximately $971,187 and $ 645,029, respectively.

Xinghe Xingyong Carbon Co., Ltd
Footnotes to Financial Statements
September 30, 2007

A reconciliation of the provision for income taxes with amounts determined by the U.S. federal income tax rate to income before income taxes is as follows.

2007
Computed tax at the federal statutory rate of 34%	$1,000,617

Less adjustment to EIT statutory rate of 33%	(29,430)

Benefit of tax holiday	(971,187)

Income tax expenses per books	$-

10.	Loans from Shareholder

On September 30, 2007, the Company had advances from a shareholder of $4,542,306. The advances did not bear interest and are due on demand.

11.	Government Grants

The Company has received government grants to assist in the development of new product lines. During the nine months ended September 30, 2007 this grants totaled $242,142.

12.	Commitments and Contingencies

No government approvals are required to conduct the Company’s principal operations, and the Company is not aware of any probable governmental regulation of our business sectors in the near future. Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to a material adverse effect on the Company’s financial position, results of operations or cash flows.

The Company and its subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse affect on the Company’s financial condition and operations.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHIEVERS MAGAZINE, INC.
(Registrant)

Date: December 27, 2007	/s/ Dengyong Jin
Dengyong Jin, CEO